Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

WideOpenWest, Inc.

Englewood, Colorado

We hereby consent to the incorporation by reference in this Registration Statement on  Form S-8 of our reports dated March 7, 2019, relating to the consolidated financial statements and the effectiveness of WideOpenWest, Inc. and subsidiaries’ internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Atlanta, Georgia
November 1, 2019